Exhibit 10.16
                                                  PROMISSORY NOTE



$12,500.00                                       November 6, 1996


                  FOR VALUE RECEIVED, the undersigned (The Maker) promises to pay to the order of Loeb Holding Corporation, as escrow agent (Loeb), or to any successor holder of this Note being referred to herein as the Lender, or to such other person or at such other place as the Lender may from time to time designate in writing, the principal sum of Twelve Thousand Five Hundred ($12,500.00) Dollars, together with interest on the unpaid balance from time to time outstanding from the date of this Note at the rate of interest and in the manner hereinafter provided.

                  1. Advances. Loeb shall advance to The Maker such sums as The Maker shall require from time to time, up to a maximum of $12,500.00.

     2.  Payments.
                           A.  Interest.  The Maker shall pay interest on all
sums advanced by Loeb at the rate of nine (9%) per cent per annum. Said payments shall be made in accordance with the provisions of this Promissory Note, or at such earlier date that this Note becomes due and payable as a result of acceleration, prepayment or as otherwise provided herein. Interest shall begin to run from the date that the monies are or were advanced to the

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Maker.  On March 31, 1997, all interest that has accrued through that date shall be calculated and shall be paid in four equal installments on March 31, 1997, June 30, 1997, September 30, 1997 and December 31, 1997. In addition, the first quarterly interest payment shall be made on March 31, 1997, for interest due for the first quarter of 1997, and quarterly interest payments shall be made thereafter on March 31st, June 30th, September 30th and
December 31st of each year.
                           B.  Principal.  The principal amount of the note
shall be repaid by the Maker in twelve (12) equal quarterly installments, the first principal payment to be made on April 1, 1998, or such earlier date that this Note becomes due and payable as a result of acceleration, prepayment or as otherwise provided herein.

                  3. Prepayment. This Note may be paid in part or in whole at any time prior to maturity only with the prior written consent of the Lender.

                  4. Repayment Priority. At the time of payment of all or any portion of the Loan Balance, the proceeds shall be applied by the Lender, first, to the payment of interest then due, second to the payment of the then outstanding principal balance under this Note and, third, to any other payments and charges due under this Note.
                  5.  Conversion.  This note will be convertible at the

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sole option of the holder under the circumstances more fully described herein.
                           A.  When Conversion is Permitted.  This Note will
be convertible into a maximum of fifteen per cent (15%) of the fully diluted, fully paid and non-assessable shares of the common stock of Genisys Reservation Systems, Inc. (Genisys), pursuant to a sliding scale based upon the audited pre-tax profits of Genisys, during calendar years 1996 and 1997. If the audited pre-tax profits of Genisys, equal eighty per cent (80%) or more of the projected audited profits, Loeb shall have no right of conversion. If the audited pre-tax profits of Genisys are fifty per cent (50%) or less of the projected audited pre-tax profits, Loeb shall have the sole option to convert this Note into fifteen per cent (15%) of the fully-diluted, fully paid and non-assessable authorized, issued and outstanding shares of the common stock of Genisys. If the audited pre-tax profits of Genisys, are between fifty per cent (50%) and eighty per cent
(80%) of the projected audited pre-tax profits, then this Note is convertible into a pro rata portion of the shares of stock.
                           B.  Manner of Converting.  In order to exercise
the conversion privilege, the holder of this Note shall surrender it to Genisys. If the stock into which this Note is convertible is to be issued in a name or names other than that of the registered owner of this Note, then this Note must be accompanied by a proper assignment, together with any other applicable written instructions. After conversion, the holder will not be

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entitled to any interest on this Note not due and payable at or prior to the date of conversion.
                           C.  Projected pre-tax profits.  The projected pre-
tax profits of Genisys are as follows:

                  Calendar year 1996                          $2,200,000.00
                  Calendar year 1997                          $2,700,000.00

                           D.  Computation of Pretax Profits.  In determining
whether or not Genisys, has reached its projected pre-tax profit level for Calendar Year 1996, the audit of the accountants of Genisys Reservation Systems, Inc., shall be presumed to be accurate for all purposes pursuant to this Promissory Note.

                           E.  If conversion is permitted pursuant to the
provisions of this agreement, the Lender may at its option convert only a portion of this Note into an appropriate number of the fully diluted, fully paid and non-assessable shares of the common stock of the Maker.
                  6. Waivers by the Maker. The Maker hereby waives presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note. The Maker's liability hereunder shall remain unimpaired notwithstanding any extension of the time of payment or other indulgence granted by the Lender.
                  7.  Default.  The following events shall constitute a

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default by the Maker:
                           A.  Any default under the Memorandum of Sale of
Corporate Stock.
                           B.  The filing of a bankruptcy petition under
either Chapter 7 or Chapter 11 of the United States Bankruptcy
Code, or the filing of an assignment for the benefit of creditors.
                           C.  The failure to make timely payment of interest
or principal, which has not been cured within ten (10) days of the date said payment of interest or principal is due.
         Lender shall not be required to give notice of default to the Maker. In the event of a default by the Maker, all amounts due under both notes shall, at the option of the Lender, become accelerated and shall be due and payable immediately. From and after the date of default, the interest rate on both notes shall be fifteen 15% per annum.

                  8. Governing Law. The Maker agrees that this Note shall be construed in accordance with and governed by the Law of New York.

                  7. Severability. The terms and provisions of this Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part, such determination shall not in any manner impair or otherwise affect the validity, legality

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or enforceability of any of the remaining terms and provisions of this Note.
                               GENISYS RESERVATION SYSTEMS, INC.


                              By:________________________________
ATTEST:                               JOSEPH CUTRONA, President


____________________________
JOHN H. WASKO, Secretary      By:________________________________
                                   JOHN H.WASKO, Treasurer




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                                                     EXHIBIT A

                                       COMPUTATION OF CONVERSION PERCENTAGE

         Divide the actual audited pre-tax profit by the projected pre-tax profit to find the ratio that the audited pre-tax profit bears to the projected profit. Multiply this number by 100 to convert it to a percentage figure.

                  A. If the percentage is 80% or more, then Loeb will not be entitled to additional stock of Genisys Reservation
Systems, Inc.

                  B. If the percentage is 50% or less, then Loeb will be entitled to an additional fifteen per cent (15%) of the stock of Genisys Reservation Systems, Inc.

                  C. If the percentage is less than 80% but greater than or equal to 50%, then Loeb will receive a pro-rated portion of fifteen per cent (15%) of the stock of Genisys Reservation
Systems, Inc.

         Examples:

                  A. In 1996, the projected pre-tax profit is $2,200,000.00. Assume that the actual pre-tax profit is $1,870,000.00. To determine the amount of additional stock (if any) to which Loeb is entitled, divide 1,870,000 by 2,200,000. The result of this division is 0.85. Since 0.85 is greater than 0.8, Loeb is not entitled to additional stock.

                  B. In 1996, the projected pre-tax profit is $2,200,000.00. Assume that the actual pre-tax profit is $1,320,000.00. To determine the amount of additional stock to which Loeb is entitled, divide 1,320,000 by 2,200,000. The result of this division is 0.6. Since 0.6 is two-thirds of the distance between 0.8 and 0.5, Loeb would be entitled to an additional two-thirds of 15% of the stock of Genisys Reservation Systems, Inc. or an additional 10%.

                  C. In 1996, the projected pre-tax profit is $2,200,000.00. Assume that the actual pre-tax profit is $880,000.00. To determine the amount of additional stock to which Loeb is entitled, divide 880,000 by 2,200,000. The result of this division is 0.4. Since 0.4 is less than 0.5, Loeb would be entitled to an additional 15% of the stock of Genisys Reservation Systems, Inc.






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                                                  PROMISSORY NOTE




$237,500.00                                           DATED: November 6, 1996



                  FOR VALUE RECEIVED, the undersigned (The Maker) promises to pay to the order of Loeb Holding Corporation, as escrow agent (Loeb), or to any successor holder of this Note being referred to herein as the Lender, or to such other person or at such other place as the Lender may from time to time designate in writing, the principal sum of Two Hundred Thirty Seven Thousand Five Hundred ($237,500.00) Dollars, together with interest on the unpaid balance from time to time outstanding from the date of this Note at the rate of interest and in the manner hereinafter provided.

                  1. Advances. Loeb shall advance to The Maker such sums as The Maker shall require from time to time, up to a maximum of $237,500.00. The Maker acknowledges receipt of five advances as follows:
                           A.  On or about December 1, 1995, in the principal
sum of $50,000.00, pursuant to an Interim Loan Agreement executed on or about that date.
                           B.  On or about December 4, 1995, in the principal
sum of $100,000.00, pursuant to a Second Interim Loan Agreement executed on or about that date.

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                           C.  On or about January 16, 1996, in the principal
sum of $50,000.00, pursuant to a Third Interim Loan Agreement executed on or about that date.
                           D.  On or about February 23, 1996, in the
principal sum of $25,000.00, pursuant to a Fourth Interim Loan
Agreement executed on or about that date.
                           E.  On or about March 12, 1996, in the principal
sum of $12,500.00, pursuant to a Fifth Interim Loan Agreement executed on or about that date.
         Repayment of the aforesaid advances shall be governed by this Promissory Note, and not by the provisions of any of the Interim Loan Agreements. The said Interim Loan Agreement, Second
Interim Loan Agreement, Third Interim Loan Agreement, Fourth
Interim Loan Agreement, and Fifth Interim Loan Agreement are hereby declared null and void.

                  2.  Payments.
                           A.  Interest.  The Maker shall pay interest on all
sums advanced by Loeb at the rate of nine (9%) per cent per annum. Said payments shall be made quarterly at the end of each calendar quarter, or at such earlier date that this Note becomes due and payable as a result of acceleration, prepayment or as

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

otherwise provided herein. Interest shall begin to run from the date that the monies are or were advanced to the Maker. On March
31, 1997, all interest that has accrued through that date shall be calculated and shall be paid in four equal installments on March 31, 1997, June 30, 1997, September 30, 1997 and December
31, 1997. In addition, the first quarterly interest payment shall be made on March 31, 1997, for interest due for the first quarter of 1997, and quarterly interest payments shall be made thereafter on March 31st, June 30th, September 30th and December
31st of each year.
                           B.  Principal.  The principal amount of the note
shall be repaid by The Maker in twelve (12) equal quarterly installments, the first principal payment to be made two years from the date of this Promissory Note.

                  3. Prepayment. This Note may be paid in part or in whole at any time prior to maturity without the prior written consent of the Lender.

                  4. Repayment Priority. At the time of payment of all or any portion of the Loan Balance, the proceeds shall be applied by the Lender, first, to the payment of interest then due, second to the payment of the then outstanding principal balance under this Note and, third, to any other payments and charges due under

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

this Note.

                  5. Waivers by the maker. The Maker hereby waives presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note. The Maker's liability hereunder shall remain unimpaired notwithstanding any extension of the time of payment or other indulgence granted by the Lender.
                  6. The following events shall constitute a default by the Maker:
                  A. Any default under the Memorandum of Sale of Corporate Stock.
                  B. The filing of a bankruptcy petition under either Chapter 7 or Chapter 11 of the United States Bankruptcy Code, or the filing of an assignment for the benefit of creditors.
                  C. The failure to make timely payment of interest or principal, which has not been cured within ten (10) days of the date said payment of interest or principal is due.
         Lender shall not be required to give notice of default to the Maker. In the event of a default by the Maker, all amounts due under both notes shall, at the option of the Lender, become accelerated and shall be due and payable immediately. From and after the date of default, the interest rate on both notes shall be fifteen per cent (15%) per annum.

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

                  7. Governing Law. The Maker agrees that this Note shall be construed in accordance with and governed by the Law of New York.

                  8. Severability. The terms and provisions of this Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part, such determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of any of the remaining terms and provisions of this Note.

                  WHEREFORE, GENISYS RESERVATION SYSTEMS, INC., hereby executes this Note, which has been duly authorized by a resolution of its Board of Directors, this 6th day of November, 1996.



                                 GENISYS RESERVATION SYSTEMS, INC.


                              By:________________________________
ATTEST:                             JOSEPH CUTRONA, President


____________________________
JOHN H. WASKO, Secretary      By:________________________________
                                   JOHN H. WASKO, Treasurer


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